SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____
FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported) December 24, 2003

Renaissance Mortgage Acceptance Corp.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-106896 (Commission File Number)	52-2356399 (IRS Employer ID Number)
1000 Woodbury Road, Woodbury, New York 11797
(Address of principal executive offices)	(Zip Code)
Registrant’s Telephone Number, including area code:	(516) 364-8500

N/A (Former name or former address, if changed since last report)

Item 5.  Other Events

Filing of Certain Materials

Pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended, concurrently with, or subsequent to, the filing of this Current Report on Form 8-K (the “Form 8-K”), Renaissance Mortgage Acceptance Corp. (the “Company”) is filing a prospectus and a prospectus supplement with the Securities and Exchange Commission (the “Commission”) relating to its Renaissance Mortgage Acceptance Corp., Renaissance Home Equity Loan Trust 2003-4, Home Equity Loan Asset-Backed Certificates, Series 2003-4 (the “Certificates”).

Item 7.  Financial Statements. Pro Forma Financial Information and Exhibits.

(a)

Not applicable

(b)

Not applicable

(c)

Exhibits:

8.1	Opinion of McKee Nelson LLP regarding the legality of the certificates and certain tax matters.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf of the Registrant by the undersigned thereunto duly authorized.

RENAISSANCE MORTGAGE ACCEPTANCE

CORP.

By:

/s/ Dawn Ceccarini

Name:

Dawn Ceccarini

Title:

Vice President

Dated: December 24, 2003

EXHIBIT INDEX

Exhibit

8.1	Opinion of McKee Nelson LLP regarding the legality of the certificates and certain legal matters.

EXHIBIT 8.1

MCKEE NELSON LLP

5 Times Square, 35th Floor

New York, New York 10036

December 24, 2003

Renaissance Mortgage Acceptance Corp.

1000 Woodbury Road

Woodbury, New York 11797

Re:

Renaissance Mortgage Acceptance Corp.

Registration Statement on Form S-3

(No. 333-106896)

Ladies and Gentlemen:

We have acted as counsel for Renaissance Mortgage Acceptance Corp. (“Renaissance”) in connection with the issuance of $470,013,000 aggregate principal amount of Home Equity Loan Asset-Backed Certificates, Series 2003-4 (the “Certificates”). A Registration Statement on Form S-3 relating to the Certificates (No. 333-106896) (the “Registration Statement”) has been filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), and was declared effective on July 9, 2003.  As set forth in the Prospectus dated December 22, 2003 (the “Prospectus”) and the Prospectus Supplement dated December 22, 2003 (the “Prospectus Supplement”), the Certificates will be issued by a trust established by Renaissance pursuant to the provisions of a Pooling and Servicing Agreement dated as of December 1, 2003 (the “Pooling and Servicing Agreement”), between Delta Funding Corporation, as seller, Renaissance, as depositor, Ocwen Federal Bank FSB, as servicer, and Wells Fargo Bank Minnesota, National Association, as trustee.  The transaction is scheduled to close, and the Certificates will be issued on December 29, 2003.

We have examined a form of the Pooling and Servicing Agreement, a form of the Certificates, and the Prospectus and Prospectus Supplement.  We also have examined such other documents, papers, statutes and authorities as we have deemed necessary to form the basis for the opinions hereinafter expressed.  In our examination of such material, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of copies of documents submitted to us.

Based upon the foregoing, we are of the opinion that:

1.

When the Pooling and Servicing Agreement has been duly executed and delivered by all of the parties thereto, it will constitute the legal, valid and binding agreement of Renaissance, enforceable against Renaissance in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws relating to or affecting creditors' rights generally and court decisions with respect thereto, and the understanding that no opinion is expressed as to the application of equitable principles in any proceeding, whether at law or in equity.

2.

The Certificates, assuming the due execution and authentication by the Trustee and, in the case of the Offered Certificates, payment therefor pursuant to the related underwriting agreement, will be validly issued and outstanding and entitled to the benefits of the Pooling and Servicing Agreement.

3.

As of the Closing Date, each REMIC created pursuant to the Pooling and Servicing Agreement will qualify as a REMIC within the meaning of Section 860D of the Code, assuming (i) an election is made to treat the assets of each REMIC as a REMIC, (ii) compliance with the Pooling and Servicing Agreement, and (ii) compliance with changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder.  The Offered and BIO Certificates represent ownership of regular interests in the Master REMIC.  The Class R Certificates represent ownership of the sole class of residual interest in each REMIC created pursuant to the Pooling and Servicing Agreement.  In addition, the rights of the Offered Certificates, other than the Class S Certificates, to receive Net Rate Cap Carryover represent contractual rights coupled with the REMIC regular interest represented by each such Class within the meaning of Treasury Regulation Section 1.860G-2(i).

4.

In addition, based upon the foregoing, it is our opinion that, under existing laws of the State of New York and the City of New York, insofar as each REMIC qualifies as a REMIC under Section 860D(a) of the Code:  (i) each REMIC will be exempt from all taxes imposed or authorized by New York State upon its capital stock, franchises or income, and (ii) each REMIC will be exempt from taxes imposed by chapter five of the New York City tax law (the New York City Unincorporated Business Income Tax) and taxes imposed by chapter six of the New York City tax law (the New York City Business Tax).

5.

The information in the Prospectus Supplement under the caption “Federal Income Tax Considerations,” and in the Prospectus under the caption “Federal Income Tax Considerations,” to the extent that it constitutes matters of law or legal conclusions, is correct in all material respects.

The opinions expressed in paragraphs 3, 4 and 5 above are based on the provisions of the Internal Revenue Code of 1986, as amended, the Treasury regulations promulgated thereunder, and judicial and administrative interpretations thereof, each as in effect on the date hereof.

Except as provided below, this opinion is solely for the benefit of the addressee hereof and may not be relied upon in any manner by any other person or entity.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, to the references to us in the Prospectus Supplement, and to the filing of this opinion as an exhibit to an application made by or on behalf of Renaissance or any dealer in connection with the registration of the Certificates under the securities or blue sky laws of any state or jurisdiction.  In giving such permission, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the General Rules and Regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ McKee Nelson LLP

MCKEE NELSON LLP